$50,000,000.00

CREDIT AGREEMENT

dated as of

October 12, 2006

between

OSI RESTAURANT PARTNERS, INC.

and

WACHOVIA BANK, NATIONAL ASSOCIATION

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CREDIT AGREEMENT

AGREEMENT dated as of October 12, 2006 among OSI RESTAURANT PARTNERS, INC. and WACHOVIA BANK, NATIONAL ASSOCIATION.

The parties hereto agree as follows:

     ARTICLE I

DEFINITIONS

SECTION 1.01.   Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

“Advance” shall mean an advance made by the Bank to the Borrower under this Agreement pursuant to Article II. An Advance is a “Base Rate Advance” if such Advance is a Base Rate Loan or a “Euro-Dollar Advance” if such Advance is a Euro-Dollar Loan.

“Agreement” means this Credit Agreement, together with all amendments and supplements hereto.

“Applicable Margin” means 0.55%.

“Authority” has the meaning set forth in Section 7.02.

“Bank” means Wachovia Bank, National Association, and its successors and assigns.

“Base Rate” means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

“Base Rate Loan” means the Loan on any day when the Loan bears or is to bear interest at a rate based upon the Base Rate.

“Borrower” means OSI Restaurant Partners, Inc. (formerly known as Outback Steakhouse, Inc.), a Delaware corporation, and its successors and permitted assigns.

“Change of Law” shall have the meaning set forth in Section 7.02.

“Closing Date” means October 12, 2006.

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“Commitment” means $50,000,000.00 as such amount may be reduced from time to time pursuant to this Agreement.

“Compliance Certificate” has the meaning set forth in Section 5.01(c).

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

“Default Rate” means, with respect to the Loan, on any day, the sum of 2% plus the Base Rate applicable for such day.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to close.

“Euro-Dollar Loan” means the Loan on any day when the Loan bears or is to bear interest at a rate based upon the LIBOR Market Index Rate.

“Event of Default” has the meaning set forth in Section 6.01.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated March 10, 2006 by and among the Borrower, the Banks party thereto, Wachovia Bank, National Association, as Agent, Wachovia Capital Markets, LLC, as Sole Arranger, SunTrust Bank, as Syndication Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, as in effect on the date hereof without regard and without giving effect to any waivers given by the Banks (as defined in the Existing Credit Agreement) or amendments agreed to by the Borrower and the Banks (as defined in the Existing Credit Agreement). Any definitions, terms, covenants, representations or other provisions of the Existing Credit Agreement that are incorporated herein will continue to be effective for purposes of this Agreement and the other Loan Documents, notwithstanding that the indebtedness under the Existing Credit Agreement has been or hereafter may be partially or fully repaid or the fact that the Existing Credit Agreement otherwise might be terminated.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published

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for any day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Bank.

“Fiscal Quarter” means any fiscal quarter of the Borrower.

“Fiscal Year” means any fiscal year of the Borrower.

“FMA Agreement” means any financial management account agreement now or hereafter entered into between the Bank and Borrower and all amendments and modifications thereto.

“GAAP” means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

“Guarantors” shall mean collectively: (a) the Initial Guarantors; and (b) all Material Domestic Subsidiaries acquired, formed or otherwise in existence after the Closing Date.

“Guaranty” means the Guaranty Agreement executed by each of the Guarantors substantially in the form of Exhibit B hereto, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed, extended or restated from time to time.

“Initial Guarantors” shall mean Outback Steakhouse of Florida, Inc.; Carrabba’s Italian Grill, Inc.; Outback Steakhouse International, Inc.; OS Capital, Inc.; OS Pacific, Inc.; OS Prime, Inc.; OS Tropical, Inc.; and Bonefish Grill, Inc.

“Interest Payment Date” means December 29, 2006 and March 30, 2007.

“Lending Office” means, as to the Bank, its office located at its address set forth on the signature page hereof (or identified on the signature page hereof as its Lending Office) or such other office as the Bank may hereafter designate as its Lending Office by notice to the Borrower.

“LIBOR Market Index Rate” means for any Euro-Dollar Loan, for any day, the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London Business Day, then the immediately preceding London Business Day (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation). For purposes of determining the LIBOR Market Index Rate for any day, changes in the LIBOR Market Index Rate shall be effective on the date of each such change.

“Loan” means the aggregate outstanding Advances made by the Bank to the Borrower under this Agreement. The Loan shall at all times be a Euro-Dollar Loan, unless such Loan is to be a Base Rate Loan pursuant to Article VII herein.

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“Loan Documents” means this Agreement, the Note, the Guaranty, any other document evidencing, relating to or securing the Loan and any other document or instrument delivered from time to time in connection with this Agreement, the Note, the Guaranty or the Loan, as such documents and instruments may be amended or supplemented from time to time.

“Loan Parties” means collectively the Borrower and each Subsidiary of the Borrower that is now or hereafter a party to any of the Loan Documents.

“London Business Day” means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Bank under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

“Material Domestic Subsidiaries” means each Domestic Subsidiary with total assets of $40,000,000 or more; provided that in the event that, at any time, the total assets of all Domestic Subsidiaries which are not then Guarantors (the “Non-Guarantor Domestic Subsidiaries”), in the aggregate, is equal to or greater than $120,000,000, the Borrower shall so notify the Bank and promptly thereafter (but in any event within 30 days after the date thereof) shall cause any such Non-Guarantor Domestic Subsidiary which has total assets equal to or greater than $24,000,000 to take the actions and deliver the documents required by Section 5.02 and thereafter such Subsidiaries shall be “Guarantors.”

“Note” means a promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loan, together with all amendments, consolidations, modifications, renewals and supplements thereto.

“Obligations” means the collective reference to all indebtedness, obligations and liabilities to the Bank, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Loan Parties under this Agreement or any other Loan Document.

“Officer’s Certificate” has the meaning set forth in Section 3.01(c).

“Prime Rate” refers to that interest rate so denominated and set by the Lender from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several

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interest rate bases used by the Lender. The Lender lends at interest rates above and below the Prime Rate.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Termination Date” means March 30, 2007.

SECTION 1.02.   Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank, unless with respect to any such change concurred in by the Borrower’s independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Bank shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements for the Fiscal Year ending December 31, [2005]).

SECTION 1.03.   Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

SECTION 1.04.   Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 1.05.   References. Unless otherwise indicated, references in this Agreement to “Articles”, “Exhibits”, “Schedules”, and “Sections” are references to articles, exhibits, schedules and sections hereof.

SECTION 1.06.   Definitions in Existing Credit Agreement. The following terms when used in this Agreement or any of the other Loan Documents shall, unless otherwise defined herein, have the same meanings as set forth in the Existing Credit Agreement: “Affiliate”, “Capital Stock”, “CERCLA”, “CERCLIS”, “Code”, “Company Owned Restaurants”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Consolidated Net Worth”,

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“Consolidated Total Assets”, “Consolidated Total Debt”, “Control”, “Controlled Group”, “Debt”, “Depreciation and Amortization”, “Development Joint Venture”, “Domestic Subsidiary”, “EBITDAR”, “Environmental Authority”, “Environmental Authorizations”, “Environmental Judgments and Orders”, “Environmental Laws”, “Environmental Liabilities”, “Environmental Notices”, “Environmental Proceedings”, “Environmental Releases”, “Environmental Requirements”, “ERISA”, “Foreign Subsidiary”, “Guarantee”, “Hazardous Materials”, “Investment”, “Lien”, “Margin Stock”, “Multiemployer Plan”, “Net Income”, “Participating Subsidiary”, “PBGC”, “Permitted Acquisition”, “Permitted Consolidations, Mergers and Sales of Assets”, “Permitted Liens”, “Permitted Loans and Advances”, “Permitted Securitization”, “Person”, “Plan”, “Priority Debt”, “Properties”, “Purchase Money Note”, “Receivables Subsidiary”, “Redeemable Preferred Stock”, “Securitization Assets”, “Securitization Documents”, “Securitization Facility Attributed Debt”, “Standard Securitization Undertakings”, “Stockholders Equity”, “Synthetic Lease Indebtedness”, “Synthetic Lease Transaction”, “Taxes” and “Third Parties”.

ARTICLE II

THE CREDITS

SECTION 2.01.   Commitment to Make Advances. The Bank agrees, on the terms and conditions set forth herein, to make Advances to the Borrower from time to time before the Termination Date; provided that, immediately after each such Advance is made, the aggregate outstanding principal amount of all Advances by the Bank shall not exceed the amount of its Commitment. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.08, prepay all or any portion of the Loan and reborrow under this Section at any time before the Termination Date.

SECTION 2.02.   Method of Borrowing Advances.

(a)  The Bank is hereby authorized to make Advances under this Credit Agreement upon telephonic or written communication of a request from any Person representing himself or herself to be a duly authorized officer or representative of the Borrower; provided that, except as otherwise provided in a FMA Agreement, the Borrower shall make any such request for an Advance not later than 2:00 p.m. (Charlotte, North Carolina time) on the Domestic Business Day such Advance is to be disbursed.

(b)  Unless the Bank determines that any applicable condition specified in Article III has not been satisfied, the Bank will make the funds corresponding to such Advance available to the Borrower at the Bank’s aforesaid address.

(c)  Notwithstanding anything to the contrary contained in this Agreement, no Advance may be requested if there shall have occurred an Event of Default, which Event of Default shall not have been cured or waived in writing.

SECTION 2.03.   [Intentionally Omitted]

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SECTION 2.04.   Note.

(a)  The Loan of the Bank shall be evidenced by a single Note payable to the order of the Bank for the account of its Lending Office in an amount equal to the original principal amount of the Bank’s Commitment.

(b)  The Bank shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Advance made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank’s Note; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of the Bank to assign its Note. The Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

SECTION 2.05.   Maturity of Loan. The Loan shall mature, and the entire outstanding principal amount thereof shall be due and payable, on the Termination Date.

SECTION 2.06.   Interest Rates.

(a)  On each day on which the Loan is a Euro-Dollar Loan, such Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, at a rate per annum equal to the sum of: (1) the Applicable Margin, plus (2) the Libor Market Index Rate for such day, as that rate may change from day to day. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

(b)  On each day on which the Loan is a Base Rate Loan, such Base Rate Loan shall bear interest on the outstanding principal amount thereof, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

(c)  The Loan shall at all times be a Euro-Dollar Loan unless the Loan is to be a Base Rate Loan pursuant to Article VII herein. Interest shall be payable on each Interest Payment Date; provided that: (1) all accrued unpaid interest on the Loan shall be paid in full on the Termination Date; and (2) should the Commitment be terminated at any time prior to the Termination Date for any reason, any and all accrued unpaid interest shall be paid on the date of such termination.

(d)  The Bank shall determine each interest rate applicable to the Loan hereunder.

(e)  After the occurrence and during the continuance of a Default, the principal amount of the Loan (and, to the extent permitted by applicable law, all accrued interest thereon)

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may, at the election of the Bank, bear interest at the Default Rate; provided, however, that automatically whether or not the Bank elects to do so, any overdue principal of and, to the extent permitted by law, overdue interest on the Loan shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

SECTION 2.07.   Mandatory Reduction and Termination of Commitment. The Commitment shall terminate on the Termination Date and the entire outstanding principal amount of the Loan then outstanding (together with accrued interest thereon) shall be due and payable on such date.

SECTION 2.08.   Optional Prepayments.

(a)  The Borrower may prepay all or any portion of the principal of the Loan at any time, or from time to time by paying the principal amount to be prepaid together with all accrued interest hereunder and any other sums then due from the Borrower to the Bank under this Agreement.

(b)  Upon receipt of a notice of prepayment pursuant to this Section, such notice shall not thereafter be revocable by the Borrower.

SECTION 2.09.   Mandatory Prepayments. On each date on which the Commitment is reduced or terminated pursuant to Section 2.07, the Borrower shall repay or prepay such principal amount of the outstanding Loan, if any (together with interest accrued thereon), as may be necessary so that after such payment the entire unpaid principal amount of the Loan does not exceed the aggregate amount of the Commitment as then reduced.

SECTION 2.10.   General Provisions as to Payments.

(a)  Unless otherwise provided in a FMA Agreement, the Borrower shall make each payment of principal of, and interest on, the Loan and any fees payable hereunder, not later than 11:00 A.M. (Charlotte, North Carolina time) on the date when due, in Federal or other funds immediately available in Charlotte, North Carolina, to the Bank at its address referred to in Section 8.01.

(b)  Unless otherwise provided in a FMA Agreement, whenever any payment of principal of, or interest on, the Loan or of any fees payable hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(c)  All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to the Loan or fees relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of the Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof

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and, in the case of the Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the Bank’s applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being “Taxes”). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to the Loan, or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Bank additional amounts as may be necessary in order that the amount received by the Bank after the required withholding or other payment shall equal the amount the Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of the Loan or fees relating thereto, the Borrower shall furnish the Bank, at the Bank’s request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to the Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate the Bank for, and indemnify them with respect to, the tax consequences of the Borrower’s failure to provide evidence of tax payments or tax exemption.

In the event the Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.10, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall be applicable with respect to any participant, assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such participant, assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Note.

SECTION 2.11.   Computation of Interest. Interest on the Loan shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

ARTICLE III

CONDITIONS TO BORROWINGS

SECTION 3.01.   Conditions to Closing. The Borrower shall satisfy the following conditions on the Closing Date:

(a)  receipt by the Bank from the Borrower of a duly executed counterpart of this Agreement signed by the Borrower;

(b)  receipt by the Bank of a duly executed Note for the account of the Bank complying with the provisions of Section 2.04;

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(c)  receipt by the Bank of all documents which the Bank may reasonably request relating to the existence of each Loan Party, the corporate authority for and the validity of each Loan Document to which it is a party, and any other matters relevant hereto, all in form and substance satisfactory to the Bank, including without limitation a certificate of incumbency of such Loan Party (the “Officer’s Certificate”), signed by the Secretary or an Assistant Secretary of such Loan Party, substantially in the form of Exhibit C hereto, certifying as to the names, true signatures and incumbency of the officer or officers of such Loan Party authorized to execute and deliver the Loan Documents to which it is a party, and certified copies of the following items: (i) such Loan Party’s Certificate of Incorporation, (ii) such Loan Party’s Bylaws, (iii) a certificate of the Secretary of State of the State of such Loan Party’s organization as to the good standing of such Loan Party as a corporation, and (iv) the action taken by the Board of Directors of such Loan Party authorizing such Loan Party’s execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which such Loan Party is a party;

(d)  receipt by the Bank of the Guaranty, duly executed by each Guarantor; and

(e)  such other documents or items as the Bank or its counsel may reasonably request.

SECTION 3.02.   Conditions to All Advances. The obligation of each Bank to make an Advance on the occasion of each Advance is subject to the satisfaction of the following conditions:

(a)  receipt by the Bank of notice from the Borrower requesting such Advance;

(b)  the fact that, immediately before and after such Advance, no Event of Default shall have occurred and be continuing;

(c)  the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Advance; and

(d)  the fact that the representations and warranties of the Loan Parties contained in the Guaranty shall be true on and as of the date of such Advance; and

(e)  the fact that, immediately after such Advance the entire outstanding principal amount of the Loan will not exceed the amount of the Commitment as of such date.

Each request by the Borrower for an Advance hereunder shall be deemed to be a representation and warranty by the Borrower on the date such Advance is disbursed by the Bank to the Borrower as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that (a) the representations and warranties contained in the Existing Credit Agreement are true and correct in all material respects; and (b) no Default (as defined in the Existing Credit Agreement) or Event of Default (as defined in the Existing Credit Agreement), nor any act, event, condition or circumstance, which with the passage of time or the giving of notice, or both, would constitute an Event of Default (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any other Loan Document (as defined in the Existing Credit Agreement) has occurred and is continuing unwaived on the date hereof.

       ARTICLE V

COVENANTS

The Borrower agrees that, so long as the Bank has any Commitment hereunder, or any amount payable under the Note remains unpaid:

SECTION 5.01.   Information. The Borrower will deliver to the Bank:

(a)  as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by PricewaterhouseCoopers, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Bank;

(b)  as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

(c)  simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit D (a “Compliance Certificate”), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance on the date of such financial statements, with the requirements of Sections 5.03 through 5.08, inclusive, 5.11 and 5.26 of the Existing Credit Agreement, (ii) identifying the complete name and jurisdiction of incorporation of each Subsidiary of the

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Borrower created, formed or acquired during the time period covered by such financial statements; (iii) identifying the Domestic Subsidiaries; and (iv) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(d)  simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

(e)  within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f)  promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(g)  promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

(h)  if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(i)  promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Borrower and/or any Subsidiary for $1,000,000 or more in excess of amounts covered in full by applicable insurance; and

(j)  from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Bank may reasonably request.

SECTION 5.02.   Subsidiaries.

(a)  The Borrower shall cause any Person which becomes a Material Domestic Subsidiary after the Closing Date to become a party to, and agree to be bound by the terms of, the Guaranty pursuant to an instrument in form and substance satisfactory to the Bank executed and delivered to the Bank within ten (10) Domestic Business Days after the day on which such

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Person became a Material Domestic Subsidiary. The Borrower shall also cause the items specified in Section 3.01(c) to be delivered to the Bank concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Material Domestic Subsidiary.

(b)  Once any Subsidiary becomes a Material Domestic Subsidiary and therefore becomes a party to the Guaranty in accordance with Section 3.01(d) or Section 5.02(a), such Material Domestic Subsidiary (including, without limitation, all initial Material Domestic Subsidiaries) thereafter shall remain a party to the Guaranty, even if such Subsidiary thereafter ceases to be a Material Domestic Subsidiary; provided that if a Material Domestic Subsidiary ceases to be a Subsidiary of the Borrower as a result of the Borrower’s transfer or sale of one hundred percent (100%) of the capital stock of such Subsidiary in accordance with and to the extent permitted by the terms of Section 5.11 of the Existing Credit Agreement, the Bank agrees to release such Subsidiary from the Guaranty.

SECTION 5.03.   Existing Credit Agreement. The Borrower covenants and agrees that from the date hereof and until payment in full of the Loan, and the payment in full of all other amounts owing under this Agreement and the other Loan Documents, the Borrower shall observe, perform and fulfill, for the benefit of the Bank, all of those covenants and agreements, as the same are in effect on the date hereof, contained in the Existing Credit Agreement, as in effect on the date hereof, the provisions of which (including, where pertinent, the defined terms used in other Sections of the Existing Credit Agreement referenced, in such Sections) are incorporated herein by reference, without regard and without giving effect to any waivers given by the Banks (as defined in the Existing Credit Agreement) with respect to, or amendments agreed to by the Borrower and the Banks (as defined in the Existing Credit Agreement) of any of such covenants and agreements, which covenants and agreements the Borrower will continue to observe, perform and fulfill for the benefit of the Bank notwithstanding that the indebtedness under the Existing Credit Agreement has been or hereafter may be partially or fully repaid or the fact that the Existing Credit Agreement otherwise might be terminated.

      ARTICLE VI

DEFAULTS

SECTION 6.01.   Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)  the Borrower shall fail to pay when due any principal of the Loan or shall fail to pay any interest on the Loan within five Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five Domestic Business Days after such fee or other amount becomes due; or

(b)  the Borrower or any Subsidiary shall fail to observe or perform any covenant contained in Sections 5.02(ii), 5.03 to 5.12, inclusive of the Existing Credit Agreement, or Section 5.15 or 5.20 to 5.26, inclusive of the Existing Credit Agreement; or

WCSR 3448952v3

(c)  any Loan Party shall fail to observe or perform any covenant or agreement contained or incorporated by reference in any Loan Document (other than those covered by clause (a) or (b) above) for thirty days after the earlier of (i) the first day on which such Loan Party has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Bank; or

(d)  any representation, warranty, certification or statement made or deemed made by any Loan Party in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

(e)  the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Note) in an aggregate principal amount in excess of $10,000,000 when due or within any applicable grace period; or

(f)  any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in an aggregate principal amount in excess of $10,000,000 or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders’ behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

(g)  the Borrower, any Loan Party or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(h)  an involuntary case or other proceeding shall be commenced against the Borrower, any Loan Party or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, any other Loan Party or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

(i)  the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan

WCSR 3448952v3

 under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

(j)  one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

(k)  a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

(l)  (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

(m)  if any provision of this Agreement, the Note or the Guaranty, shall for any reason cease to be valid and binding on any Loan Party, or any Loan Party shall deny or disaffirm its obligations thereunder; or

(n)  the occurrence of a Default (as defined in the Existing Credit Agreement) or an Event of Default (as defined in the Existing Credit Agreement) under the Existing Credit Agreement; or

(o)  any event of default shall occur and be continuing under the Guaranty and such event of default continues beyond any applicable cure or grace period provided therein.

then, and in every such event, the Bank may (i) by notice to the Borrower terminate the Commitment and it shall thereupon terminate, and (ii) by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Note (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind,

WCSR 3448952v3

all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower, any Guarantor or any other act by the Bank, the Commitment shall thereupon automatically terminate and the Note (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Bank shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Bank.

ARTICLE VII

CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 7.01.   Basis for Determining Interest Rate Inadequate or Unfair. If:

(a)  the Bank determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for a 1 month period; or

(b)  the Bank determines that the LIBOR Market Index Rate will not adequately and fairly reflect the cost to the Bank of funding a Euro-Dollar Loan, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make a Euro-Dollar Loan shall be suspended. Unless the Borrower notifies the Bank before a Euro-Dollar Advance is disbursed that it elects not to borrow such Euro-Dollar Advance, such borrowing shall instead be made as a Base Rate Advance.

SECTION 7.02.   Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an “Authority” and any such event being referred to as a “Change of Law”), or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for the Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loan, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make the Euro-Dollar Loan shall be suspended. Before giving any notice pursuant to this Section, the Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of the Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from the Bank, and the Bank shall make such a Base Rate Loan.

WCSR 3448952v3

SECTION 7.03.   Increased Cost and Reduced Return.

              (a)  If after the date hereof, a Change of Law or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

(i)  shall subject the Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loan, its Note or its obligation to make a Euro-Dollar Loan, or shall change the basis of taxation of payments to the Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loan or any other amounts due under this Agreement in respect of its Euro-Dollar Loan or its obligation to make the Euro-Dollar Loan (except for changes in the rate of tax on the overall net income of the Bank or its Lending Office imposed by the jurisdiction in which the Bank’s principal executive office or Lending Office is located); or

(ii)  shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

(iii)  shall impose on the Bank (or its Lending Office) or on the London interbank market any other condition affecting the Euro-Dollar Loan, its Note or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement or under the Note with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

               (b)  If the Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on the Bank’s capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank’s policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

             (c)  The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the

WCSR 3448952v3

need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

(d)  The provisions of this Section 7.03 shall be applicable with respect to any participant, assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such participant, assignee or other Transferee.

SECTION 7.04. Base Rate Loan Substituted for Euro-Dollar Loan. If (i) the obligation of the Bank to make or maintain a Euro-Dollar Loan has been suspended pursuant to Section 7.02 or (ii) the Bank has demanded compensation under Section 7.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days’ prior notice to the Bank, have elected that the provisions of this Section shall apply to the Bank, then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply the Loan which would otherwise be a Euro-Dollar Loan shall be instead a Base Rate Loan. In the event that the Borrower shall elect that the provisions of this Section shall apply, the Borrower shall remain liable for, and shall pay to the Bank as provided herein, all amounts due the Bank under Section 7.03 in respect of the period preceding the date of conversion of the Bank’s Loan resulting from the Borrower’s election.

     ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.   Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank under Article II or Article VIII shall not be effective until received.

SECTION 8.02.   No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8.03.   Expenses; Documentary Taxes; Indemnification.

WCSR 3448952v3

(a)  The Borrower shall pay (i) all out-of-pocket expenses of the Bank, including fees and disbursements of special counsel for the Bank, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

(b)  The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

(c)  The Borrower shall indemnify the Bank and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by the Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Bank to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

SECTION 8.04.   Setoffs. The Borrower hereby grants to the Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from the Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, the Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

SECTION 8.05.   Amendments and Waivers. Any provision of this Agreement, the Note or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

SECTION 8.06.   Successors and Assigns.

WCSR 3448952v3

(a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

(b)  Subject to the provisions of Section 8.07, the Borrower authorizes each Bank to disclose to any participant, assignee or other transferee (each a “Transferee”) and any prospective Transferee any and all financial and other information in such Bank’s possession concerning the Borrower which has been delivered to the Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank’s credit evaluation prior to entering into this Agreement.

(c)  No Transferee shall be entitled to receive any greater payment under Section 7.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or by reason of the provisions of Section 7.02 or 7.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

SECTION 8.07.   Confidentiality. The Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan; provided, however, that nothing herein shall prevent the Bank from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Bank, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Bank or its Affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Bank’s legal counsel, Affiliates and independent auditors and (vii) to any actual or proposed participant, assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 8.07.

SECTION 8.08.   Survival of Certain Obligations. Sections 7.03(a), 7.03(b) and 8.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitment and the payment in full of the principal of and interest on the Loan.

SECTION 8.09.   North Carolina Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of North Carolina.

SECTION 8.10.   Severability. In case any one or more of the provisions contained in this Agreement, the Note or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

WCSR 3448952v3

SECTION 8.11.   Interest. In no event shall the amount of interest due or payable hereunder or under the Note exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to the Bank by the Borrower or inadvertently received by the Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Bank not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

SECTION 8.12.   Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 8.13.   Consent to Jurisdiction. The Borrower (a) and the Bank irrevocably waive, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Note or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 8.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall: (i) prevent the Bank from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction; or (ii) affect the right to serve legal process in any other manner permitted by law.

SECTION 8.14.   Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 8.15.   Florida Taxes. In connection with this transaction there may or may not be due certain documentary stamp taxes and/or intangible taxes imposed by the State of Florida (the “Florida Taxes”). In addition to (and not in limitation of) the indemnification with respect to tax liabilities set forth herein, the Borrower agrees to indemnify the Bank, its directors, officers, agents and employees from and against any and all liability, damage, loss, cost, expense or reasonable attorney fees which may accrue to or be sustained by the Bank or its directors, officers, agents or employees on account of or arising from any claim or action raised by, filed or brought by or in the name of any Florida governmental or administrative department with respect to non-payment of the Florida Taxes against the Bank, or any of its directors, officers, agents or employees.

WCSR 3448952v3

SECTION 8.16.   Arbitration; Preservation and Limitation of Remedies.

(a)  Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document (“Disputes”) between or among the Borrower, its Subsidiaries, the Bank, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”), as in effect from time to time, and the Federal Arbitration Act, Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Bank is located. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties do not waive applicable federal or state substantive law except as provided herein.

(b)  Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (ii) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute. The Borrower agrees to pay the reasonable fees and expenses of counsel to the Bank in connection with any Dispute subject to arbitration as provided herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

OSI RESTAURANT PARTNERS, INC.

By:  /s/ Dirk A. Montgomery_______________(SEAL)
Dirk A. Montgomery, Senior Vice
President and Chief Financial Officer

OSI Restaurant Partners, Inc.
2202 North Westshore Blvd., 5th Floor
Tampa, Florida 33607
Attention: Dirk A. Montgomery
Senior Vice President and Chief Financial Officer
Telecopy number: (813) 286-2247
Telephone number: (813) 282-1225

with a copy to:

OSI Restaurant Partners, Inc.
2202 North Westshore Blvd., 5th Floor
Tampa, Florida 33607
Attention: Joseph J. Kadow
Senior Vice President, Chief Officer-Legal and Corporate Affairs and Secretary
Telecopy number: (813) 281-2114
Telephone number: (813) 282-1225

[The remainder of this page intentionally left blank.]

WCSR 3448952v3

WACHOVIA BANK, NATIONAL ASSOCIATION
BY: /s/ Lynn E. Culbreath_________________(SEAL)
Lynn E. Culbreath, Senior Vice President

Lending Office

Wachovia Bank, National Association
10 South Jefferson Street, VA7391
Roanoke, VA 24011

with a copy to:

Wachovia Bank, National Association
100 South Ashley Drive, FL4050
Suite 1000
Tampa, Florida 33602
Attention: Lynn E. Culbreath
Senior Vice President
Telecopy number: (813) 276-6454
Telephone number: (813) 276-6517

WCSR 3448952v3

NOTE

$50,000,000.00	Charlotte, North Carolina
October 12, 2006

For value received, OSI RESTAURANT PARTNERS, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the “Bank”), for the account of its Lending Office, the principal sum of FIFTY MILLION and No/100 Dollars ($50,000,000.00), or such lesser amount as shall equal the unpaid principal amount of each Advance made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, 10 South Jefferson Street, VA7391, Roanoke, Virginia 24011, or such other address as may be specified from time to time pursuant to the Credit Agreement.

All Advances made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Note is the Note referred to in the Credit Agreement dated as of October 12, 2006 between the Borrower and Wachovia Bank, National Association (as the same may be amended or modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees.

WCSR 3452301v1
1

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

OSI RESTAURANT PARTNERS, INC.

By: /s/ Dirk A. Montgomery________(SEAL)
Dirk A. Montgomery,
Chief Financial Officer

Documentary stamp tax in the maximum
amount required by Florida Statutes, Section
201.08(2)(a) has been paid.

STATE OF FLORIDA  )
COUNTY OF  Hillsborough_  )

THE FOREGOING INSTRUMENT was acknowledged before me this 12th day of October, 2006, by DIRK A. MONTGOMERY, as Chief Financial Officer of OSI RESTAURANT PARTNERS, INC., a Delaware corporation, on behalf of the corporation. He is personally known to me.

_______________________________________
Print Name:______________________________
Notary Public - State of Florida
My Commission Expires:___________________
My Commission No.:______________________

WCSR 3452301v1
    2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of the 12th day of October, 2006, by the undersigned (hereinafter collectively referred to as the “Guarantors” and individually as a “Guarantor”), to and for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

WHEREAS, the Guarantors have requested the Bank to extend credit to OSI Restaurant Partners, Inc. (the “Borrower”) under the Credit Agreement dated as of October 12, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) between the Borrower and the Bank, and the Bank has agreed to extend such credit by reason of such request and in reliance upon this Guaranty; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement; and

WHEREAS, the Bank requires additional assurances and guarantees by the Guarantors as one of the conditions for making the Advances to the Borrower and entering into the Credit Agreement and the other Loan Documents; and

WHEREAS, each Guarantor is a Subsidiary of the Borrower; and

WHEREAS, each Guarantor acknowledges the receipt of substantial direct benefits by the making of the Advances to the Borrower;

NOW THEREFORE, in consideration of the Advances extended and/or to be extended by the Bank to the Borrower under the Credit Agreement to be issued by the Bank under the Credit Agreement, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees as follows:

1. Guaranty. Each Guarantor hereby unconditionally, absolutely, jointly and severally, guarantees to the Bank and its successors, endorsees and assigns that (a) the Borrower will duly and punctually pay and perform, at the place specified therefor in the Credit Agreement, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower to the Bank now or hereafter owing or incurred pursuant to the Credit Agreement, the Note and the other Loan Documents (including without limitation: (i) the principal of and interest on the Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) all other monetary obligations of the Borrower to the Bank under the Credit Agreement and the other Loan Documents to which the Borrower is to be a party and any renewals, modifications or extensions thereof, in whole or in part; and (iii) reasonable attorneys’ fees and other costs and expenses incurred by the Bank in attempting to collect or enforce any of the foregoing after an Event of Default) accrued in each case to the date of payment hereunder (collectively, the “Obligations” and individually, an “Obligation”); and (b) the Borrower will perform in all other respects its obligations under the Credit Agreement, the Note and the other Loan Documents in accordance with the respective terms of the Credit Agreement, the Note and the other Loan Documents.

2. Guaranty Absolute. This Guaranty is an absolute, unconditional, continuing and unlimited guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first

WCSR 3452315v1

attempt to collect any of the Obligations from the Borrower, any other Guarantor, or any other person, or resort to any security for the Obligations or this Guaranty or to other means of obtaining payment of any of the Obligations which the Bank now has or may acquire after the date hereof, or upon any other contingency whatsoever, and the Bank may proceed hereunder against any Guarantor in the first instance to collect the Obligations when due, without first proceeding against the Borrower or any other Person and without first resorting to any security or other means of obtaining payment. The obligations of each Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of genuineness, validity, regularity or enforceability of the Obligations or any security given therefor or in connection therewith or any other circumstance (except payment to, or express, written waiver, release or consent by, the Bank) which might otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Bank of any direct or indirect security for, or other guaranties of, the Obligations or any other indebtedness, liability or obligations of the Borrower, any Guarantor or other Person to the Bank or by any failure, delay, neglect or omission of the Bank to realize upon or protect any Obligations or any such other indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor, or by any approval, consent, waiver or other action taken or omitted to be taken by the Bank. Upon any default by the Borrower in the payment and performance of the Obligations (and after the expiration of any applicable grace period provided in the Credit Agreement), the liabilities and obligations of the Guarantors hereunder shall, at the option of the Bank, become forthwith due and payable to the Bank without demand or notice of any nature, all of which are expressly waived by each Guarantor; provided that if any Event of Default specified in clause (g) or (h) of Section 6.01 of the Credit Agreement occurs, without any notice to any Guarantor or any other act by the Bank, the liabilities and obligations of the Guarantors hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantors. Payments by the Guarantors, or any of them, hereunder may be required by the Bank on any number of occasions.

3. No Impairment. Each Guarantor agrees that its obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of the Borrower or its estate by reason of the commencement of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Borrower or its property under any law relating to bankruptcy, insolvency, reorganization, relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for the Borrower or for all or part of its property.

4. Guarantors’ Further Agreement to Pay. Each Guarantor further agrees to pay to the Bank forthwith upon demand, in funds immediately available to the Bank, all costs and expenses (including court costs and reasonable attorneys’ fees) incurred or expended by the Bank in connection with the enforcement of this Guaranty.

5. Termination of Guaranty. It is the intention hereof that the Guarantors shall remain liable under this Guaranty until all of the Obligations have been fully paid and performed notwithstanding any act, omission or thing (except payment to, or express, written waiver, release or consent by, the Bank) which might otherwise operate as a legal or equitable discharge of the Guarantors. Notwithstanding anything contained herein to the contrary, each Guarantor agrees that to the extent all or any part of any payment of any of the Obligations previously received by the Bank pursuant to the Credit Agreement or any Loan Document or otherwise is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other person under any bankruptcy code, common law, or equitable cause, or

WCSR 3452315v1

otherwise required to be returned by the Bank for any reason, whether by court order, administrative order or settlement, this Guaranty and the obligation or part thereof intended to be satisfied shall be revived and reinstated and continued in full force and effect as to each Guarantor’s obligations hereunder, and each Guarantor agrees that it shall immediately pay to the Bank the amount of such payment, notwithstanding any termination of this Guaranty or any cancellation of the Credit Agreement or the Note.

6. Security; Setoff. Each Guarantor hereby grants to the Bank, as security for the full and punctual payment and performance of such Guarantor’s obligations hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from the Bank to the Guarantor or subject to withdrawal by the Guarantor. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank may at any time upon or after the occurrence of any Event of Default, and without notice to any Guarantor, set off the whole or any portion or portions of any or all such deposits and other sums credited by or due from the Bank to a Guarantor or subject to withdrawal by a Guarantor against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the terms of the Credit Agreement, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Guarantor in the amount of such participation.

7. Bank’s Freedom to Deal with Borrower and Other Parties. The Bank shall be at liberty, without giving notice to or obtaining the assent of the Guarantors, or any of them, and without relieving any Guarantor of any liability hereunder, to deal with the Borrower and with each other party who is now, or after the date hereof becomes, liable in any manner for any of the Obligations (including, without limitation, any co-guarantor), in such manner as the Bank in its sole discretion deems fit and to this end each Guarantor hereby gives to the Bank full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower or to any such other party at such times, in such amounts and on such terms as the Bank may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation of the Borrower or of any such other party to the Bank, (c) grant extensions of time, waivers and other indulgences in respect thereof, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations or any liability under this Guaranty, which security or guaranty the Bank now has or acquires after the date hereof, (e) accept partial payments from the Borrower or such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

8. Representations and Warranties of Guarantors. To induce the Bank to extend credit to the Borrower, each Guarantor represents and warrants to the Bank that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

9. Covenants. Each Guarantor covenants and agrees that, from the date hereof and until payment in full of the Obligations, such Guarantor shall, unless the Bank otherwise consents in writing, comply with all of the covenants contained in the Credit Agreement (as it may be amended from time to time) as applicable to such Guarantors and shall deliver to the Bank:

(i) within five Business Days after such Guarantor becomes aware of the occurrence of any Default or Event of Default, a certificate of a principal financial officer or a principal accounting officer of such Guarantor setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto; and

WCSR 3452315v1

(ii) from time to time, such additional information regarding the financial position or business of such Guarantor as the Bank may reasonably request.

10. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) Failure of any Guarantor to pay on demand by the Bank any principal of, premium, if any, or interest on the Obligations after the same shall become due, whether by acceleration or otherwise;

(b) Failure of any Guarantor to observe or perform any of its covenants, conditions or agreements under this Guaranty (other than set forth in paragraph (a) above) for a period of thirty (30) days after notice specifying such failure and requesting that it be remedied is given by the Bank to such Guarantor;

(c) Any representation, warranty, certification or statement made by any Guarantor in any certificate, financial statement or other document delivered pursuant to this Guaranty shall prove to have been incorrect in any material respect when made; or

(d) The Borrower shall at any time fail to own, directly or indirectly, 100% or more of the issued and outstanding shares of voting stock of any Guarantor; provided, that an Event of Default shall not occur if the Borrower ceases to own 100% of the issued and outstanding shares of voting stock of a Guarantor as a result of the Borrower’s sale of one hundred percent (100%) of the capital stock of such Guarantor in accordance with and to the extent permitted by the terms of Section 5.03 of the Credit Agreement.

Whenever any Default or Event of Default shall have occurred, the Bank may declare the entire unpaid principal of, premium, if any, and interest on the Obligations to be immediately due and payable without presentation, demand, protest and notice of any kind, all of which are hereby expressly waived; provided that if any Event of Default specified in clause (g) or (h) of Section 6.01 of the Credit Agreement occurs, without any notice to any Guarantor or any other act by the Bank, the liabilities and obligations of the Guarantors hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantors. As used herein, the term “Default” means any condition or event which constitutes an Event of Default or which with the giving of notices or lapse of time or both would, unless cured or waived, become an Event of Default.

No failure or delay by the Bank to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11. Waivers by Guarantors. Each Guarantor hereby waives: (a) acceptance or notice of acceptance of this Guaranty by the Bank; (b) notice of any action taken or omitted by the Bank in reliance hereon; (c) any duty on the part of the Bank to disclose to the Guarantors, or any of them, any facts it may now or hereafter know regarding the Borrower or any other Guarantor; (d) notice of presentment and demand for payment or performance of any of the Obligations; (e) protest and notice of dishonor or of default to the Guarantors, or any of them, or to any other party with respect to the payment or performance of the Obligations hereby guaranteed; (f) any and all other notices whatsoever from the Bank to which the Guarantors, or any of them, might otherwise be entitled; and (g) any requirement that the Bank be diligent or prompt in making demands hereunder, giving notice of any default by the

WCSR 3452315v1

Borrower or asserting any other right of the Bank hereunder. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, and agrees not to assert or take advantage of any and all defenses which at any time may be available in respect of such Guarantor’s obligations to the Bank hereunder by virtue of: (i) the statute of limitations in any action hereunder or for the collection or the performance of any of the Obligations; (ii) the incapacity, lack of authority, death or disability of any Guarantor or any other person or entity, or the failure of the Bank to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Borrower, any Guarantor or any other person or entity; (iii) the failure of the Bank to give notice of any action or non-action on the part of any other person whomsoever, in connection with any of the Obligations; (iv) an election of remedies by the Bank which destroys or otherwise impairs any subrogation rights of the Guarantors, or any of them, the right of a Guarantor to proceed against the Borrower for reimbursement, or the right of a Guarantor to seek contribution from any co-guarantor, or all or any combination of such rights; (v) the failure of the Bank to commence an action against the Borrower, any Guarantor, or any other Person; (vi) any homestead exemption, valuation, stay, moratorium law or other similar law now or hereafter in effect; (vii) any defense based on lack of due diligence by the Bank in collection, protection or realization upon any collateral securing the Obligations; (viii) any and all rights the Guarantors, or any of them, may now or hereafter have arising under North Carolina General Statutes §26-7; (ix) the amendment of, supplement to or waiver of any provision of the Credit Agreement, the Note or any other Loan Documents, (x) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; and (xi) any other legal or equitable defenses whatsoever to which the Guarantors, or any of them, might otherwise be entitled.

12. No Contest with Bank. So long as any Obligation remains unpaid or undischarged, no Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by the Bank) or by any means or on any other ground, claim any right of subrogation with respect to any of the Obligations guaranteed hereby or to any collateral now or hereafter granted to secure the Obligations or claim any setoff or counterclaim against the Borrower in respect of any liability of the Guarantors, or any of them, to the Borrower or of the Borrower to the Guarantors, or any of them, or, in proceedings under any federal or state bankruptcy code or insolvency proceedings of any nature, proceed in competition with the Bank in respect of payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Bank may hold or in which it may have any share.

13. Remedies Cumulative. Each right, privilege, power and remedy of the Bank under this Guaranty, the Credit Agreement, the Note or any other Loan Document, or under any other instrument of any other party securing or guaranteeing any of the Obligations or under applicable laws shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights, privileges, powers and remedies.

14. Demands and Notices. All notices, requests and other communications to the parties hereunder shall be in writing and shall be given (i) to a Guarantor in care of the Borrower at the address for the Borrower set forth in the Credit Agreement, and (ii) to the Bank at its address set forth in the Credit Agreement. All notices shall be given in the manner specified in the Credit Agreement

15. Amendments, Waiver, Etc. No provision of this Guaranty can be changed, waived or discharged or terminated except by an instrument in writing signed by the Bank and each Guarantor. No course of dealing or delay or omission on the part of either party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

WCSR 3452315v1

16. Counterparts. This Guaranty may be executed in any number of counterparts. Each of the counterparts will be considered an original, and all counterparts constitute but one and the same instrument.

17. Pari Passu Obligations. Each Guarantor warrants and represents that payment obligations and liabilities of such Guarantor under this Guaranty shall at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of such Guarantor (other than those which are mandatorily preferred by laws or regulations of general application). Each Guarantor shall assure that the representation set forth herein is true and correct at all times.

18. Indemnity. Each Guarantor agrees to indemnify the Bank against, and hold the Bank harmless from, any loss, cost, charge, expense (including reasonable attorneys’ fees), claims, demands, suits, damages, penalties, taxes, fines, levies and assessments which may be asserted or imposed against, or suffered or incurred by, the Bank as a direct or indirect result of any representation or warranty of the Borrower in the Credit Agreement or of the Guarantors herein being untrue or inaccurate in any respect or as a direct or indirect result of the failure by the Borrower or any Guarantor to observe, perform or comply with any of its respective covenants, undertakings or obligations set forth in the Credit Agreement, this Guaranty or any other Loan Document.

19. Financial Information. The liability of each Guarantor under this Guaranty shall be reflected in the consolidated financial statements (or the notes thereto) of the Borrower and its Subsidiaries in accordance with GAAP.

20. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of North Carolina (but not including the choice of law rules thereof). This Guaranty shall bind the successors and assigns of each Guarantor and shall inure to the benefit of the Bank, its successors and assigns. All words herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity may require. The descriptive headings of the several paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

21. Additional Guarantors. Pursuant to Section 5.02 of the Credit Agreement, certain Subsidiaries acquired or organized after the Closing Date are required to enter into this Guaranty as a Guarantor upon becoming a Subsidiary. Upon execution and delivery, after the date hereof, by the Bank and such Subsidiary of an instrument in form and substance satisfactory to the Bank, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

22. Waiver of Jury Trial; Consent to Jurisdiction. The Guarantors (a) and the Bank irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Guaranty, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Guaranty and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Guaranty or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in

WCSR 3452315v1

 Section 8.01 of the Credit Agreement for the giving of notice to the Borrower. Nothing herein contained, however, shall: (i) prevent the Bank from bringing any action or exercising any rights against any security and against any Guarantor personally, and against any assets of any Guarantor, within any other state or jurisdiction; or (ii) affect the right to serve legal process in any other manner permitted by law.

23. Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any other Loan Document (“Disputes”) between or among the Borrower, its Subsidiaries, any Guarantor and the Bank, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims arising out of or connected with the transactions contemplated by this Guaranty and the other Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”), as in effect from time to time, and the Federal Arbitration Act, Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Bank is located. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties do not waive applicable federal or state substantive law except as provided herein.

(b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (ii) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute. The Guarantors agree to pay the reasonable fees and expenses of counsel to the Bank in connection with any Dispute subject to arbitration as provided herein.

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WCSR 3452315v1

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTORS:

OUTBACK STEAKHOUSE OF FLORIDA, INC.,
a Florida corporation

By: /s/ Dirk A. Montgomery (SEAL)
Dirk A. Montgomery,
Chief Financial Officer

CARRABBA’S ITALIAN GRILL, INC., a Florida corporation

By: /s/ Dirk A. Montgomery                               (SEAL)
Dirk A. Montgomery,
Chief Financial Officer

OUTBACK STEAKHOUSE INTERNATIONAL, INC., a Florida corporation

By: /s/ Dirk A. Montgomery                               (SEAL)
Dirk A. Montgomery,
Chief Financial Officer

OS CAPITAL, INC., a Delaware corporation

By: /s/ Dirk A. Montgomery                               (SEAL)
Dirk A. Montgomery,
Chief Financial Officer

OS PACIFIC, INC., a Florida corporation

By: /s/ Dirk A. Montgomery                               (SEAL)
Dirk A. Montgomery,
Chief Financial Officer

WCSR 3452315v1

OS PRIME, INC., a Florida corporation

By: /s/ Dirk A. Montgomery                               (SEAL)
Dirk A. Montgomery,
Chief Financial Officer

OS TROPICAL, INC., a Florida corporation

By: /s/ Dirk A. Montgomery                               (SEAL)
Dirk A. Montgomery,
Chief Financial Officer

BONEFISH GRILL, INC., a Florida corporation

By: /s/ Dirk A. Montgomery                               (SEAL)
Dirk A. Montgomery,
Chief Financial Officer

 WCSR 3452315v1